UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2008

PARALLEL PETROLEUM CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	0-13305	75-1971716
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1004 N. Big Spring, Suite 400, Midland, Texas	79701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (432) 684-3727

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
As we reported in our Current Report on Form 8-K filed with the Securities and Exchange Commission on June 18, 2008, at its June 12, 2008 meeting, our Compensation Committee established certain preliminary performance measures to be applied in connection with future annual awards of cash bonuses to our executive officers. These preliminary performance measures included profit or net cash flow growth, production growth, proved developed reserve growth, finding and development costs, and lease operating expenses.
At a meeting held on December 2, 2008, the Compensation Committee, with the assistance of its third party compensation consultant, finalized the performance measures and percentage weights for each measure. The performance measures and their associated weights are as follows:

Percentage
Performance Measure	Weight

Net Cash Provided by Operating Activities, as adjusted for changes in assets and liabilities	30%

Production Growth	20%

Proved Developed Reserve Bookings	20%

Finding and Development Costs	15%

Lease Operating Expense	15%

100%
These performance measures provide the foundation for our annual incentive plan, or “AIP”. The objective of the AIP is to provide the recipients with additional incentives to achieve growth in the areas of specified performance measures. Under the AIP, an executive will be eligible to receive a cash bonus equivalent to a pre-determined percentage of base salary that is based on a formula consisting of the following parts:
•	the pre-determined performance measures and percentage weights described above;

•	pre-determined target awards for each executive officer, expressed as a percentage of each officer’s base salary;

•	a comparative ranking of our performance measure results with our peer group;

•	a pre-determined payout percentage for each performance measure (expressed as a percentage of an executive’s target award amount);

•	a pre-determined target payout award for each executive (expressed as a percentage of the executive’s base salary); and

•	a discretionary factor of 10% that may be applied by the Compensation Committee.

The annual cash bonuses for each executive officer will vary depending on where Parallel’s performance falls within a ranking of our peer group, with potential payments ranging from 0% to 200% of pre-determined individual target payout awards for each executive. After the end of each performance period, we will make a comparative ranking of each performance measure to the same measurement of each company in our peer group. The relative ranking of each performance measure is equated to a pre-determined percentage payout for each measure in accordance with the following payout schedule:

Relative
Ranking Within	Payout
Peer Group	(as % of target award)

1	200%
2	190%
3	180%
4	170%
5	160%	75th Percentile
6	145%
7	130%
8	115%
9	100%
10	90%	Median
11	80%
12	65%
13	50%
14	25%
15	0%	25th Percentile
16	0%
17	0%
18	0%
19	0%
At the end of a performance period, we will compare the year-over-year absolute values of each performance measure and determine the corresponding percentage change in such performance measures. Then, we will compare and rank our percentage changes in each performance measure to the percentage changes for the same performance measures experienced by each company in our peer group. To illustrate, and as shown above, if at the end of a performance period our Finding and Development Costs decreased 5.0% and this percentage decrease ranked 9th among the percentage changes in Finding and Development Costs of all of our peer companies, the percentage payout for that particular measure would be 100%. In order for any portion of an award to be earned, Parallel must rank higher than fifteenth (15th) in any one category of our five performance measures.
Our eighteen company peer group includes Bill Barrett Corporation, Rosetta Resources, Inc., Petroleum Development Corporation, Concho Resources Inc., PetroQuest Energy, Inc., Venoco, Inc., Delta Petroleum Corporation, Edge Petroleum Corporation, Carrizo Oil & Gas, Inc., Legacy Reserves LP, Goodrich Petroleum Corporation, Gulfport Energy Corporation, Arena Resources, Inc., TXCO Resources Inc., GMX Resources Inc., Warren Resources, Inc., Rex Energy Corporation and Abraxas Petroleum Corporation.

Individual target payout awards for each executive officer are based upon a pre-determined percentage of their respective annual base salaries. The 2008 target awards for each executive officer’s cash bonuses, expressed as a percentage of base salary as of the date of this Form 8-K Report, are as follows:

Target Payout
Award as a
Name and Title	Percent of Base Salary

Larry C. Oldham President and Chief Executive Officer	70.0%

Donald E. Tiffin Chief Operating Officer	65.0%

Steven D. Foster Chief Financial Officer	50.0%

Eric A. Bayley Vice President of Corporate Engineering	50.0%

John S. Rutherford Vice President of Land and Administration	50.0%
Using the base salaries of our executives at the date of this Form 8-K Report, the individual target award amounts and maximum cash bonus amounts for each executive officer for the performance period ending December 31, 2008 are as follows:

		Target Award	Target	Maximum
		as a Percent of	Award	Cash Bonus
	Base Salary	Base Salary	Amount	Amount(1)

Larry C. Oldham	$350,000	70%	$245,000	$490,000

Donald E. Tiffin	$300,000	65%	$195,000	$390,000

Steven D. Foster	$250,000	50%	$125,000	$250,000

John S. Rutherford	$190,000	50%	$95,000	$190,000

Eric A. Bayley	$190,000	50%	$95,000	$190,000

(1)
The Compensation Committee maintains discretion, but is not required, to make an individual adjustment to each executive officer’s bonus amount by increasing or decreasing the total bonus amount by ten percent (10.0%).

The table set forth below is a hypothetical illustration, for Mr. Oldham, of the calculation of his annual incentive cash bonus award at the end of a performance period, which is the twelve-month period ending on December 31 of each year. The table assumes that Mr. Oldham’s target award is $245,000 (his base salary of $350,000 times 70%); and that each performance measure had a relative performance ranking within our peer group as set forth in column (c) of the table.

			(c)		(e)
			Relative	(d)	Award as		(f)
	(a)	(b)	Performance	Performance	Percent (%)		Bonus
	Percentage	Target	(or ranking within	vs.	of		Award
Performance Measure	Weight	Award(1)	our group)	Target	Target(2)		Received(3)

Net Cash Provided by Operating Activities, as adjusted for changes in assets and liabilities	30%	$73,500	7th	130%	39.00%		$95,550

Production Growth	20%	$49,000	5th	160%	32.00%		78,400

Proved Developed Reserve Bookings	20%	$49,000	2nd	190%	38.00%		93,100

Finding and Development Costs	15%	$36,750	6th	145%	21.75%		53,288

Lease Operating Expense	15%	$36,750	13th	50%	7.50%		18,375

Total Bonus	100%	$245,000	—	—	138.25%		$338,713

Individual Adjustment(4)					10	%(4)	$33,871	(4)

Final Bonus Award							$372,584

(1)	Column (a) times the target award of $245,000.

(2)	Column (a) times Column (d).

(3)	Column (e) times target award of $245,000.

(4)
The Compensation Committee maintains discretion, but is not required, to make an individual adjustment to each executive officer’s bonus amount by increasing or decreasing the total bonus amount by ten percent (10.0%). This illustration assumes the Committee increased Mr. Oldham’s total bonus amount by 10.0%.

Actual annual incentive cash bonuses for 2008 cannot be determined or estimated until the performance measures of Parallel’s peer group for the year ending December 31, 2008 have been made publicly available.

In addition to finalizing the performance measures for cash bonuses as described above, the Compensation Committee also increased, effective January 1, 2009, the base salaries of each of the executive officers as follows:

		Percentage
Name and Position	Base Salary	Increase

Larry C. Oldham President and Chief Executive Officer	From $350,000 to $364,000	4.00%

Donald E. Tiffin Chief Operating Officer	From $300,000 to $312,000	4.00%

Steve D. Foster Chief Financial Officer	From $250,000 to $260,000	4.00%

John S. Rutherford Vice President of Land and Administration	From $190,000 to $197,600	4.00%

Eric A. Bayley Vice President of Corporation Engineering	From $190,000 to $197,600	4.00%

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARALLEL PETROLEUM CORPORATION
By:	/s/ Larry C. Oldham
Larry C. Oldham, President
and Chief Executive Officer

Dated: December 8, 2008